                                                                     EXHIBIT 4.9

================================================================================

                 TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT

                        WestCoast Hospitality Corporation

                         Dated as of December [-], 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE I.            DEFINITIONS AND INTERPRETATION.........................................................      1

         Section 1.1       Definitions and Interpretation....................................................      1

ARTICLE II.           TRUST INDENTURE ACT....................................................................      5

         Section 2.1       Trust Indenture Act; Application..................................................      5
         Section 2.2       Lists of Holders of Securities....................................................      5
         Section 2.3       Reports by the Preferred Guarantee Trustee........................................      5
         Section 2.4       Periodic Reports to Preferred Guarantee Trustee...................................      5
         Section 2.5       Evidence of Compliance with Conditions Precedent..................................      5
         Section 2.6       Events of Default; Waiver.........................................................      6
         Section 2.7       Event of Default; Notice..........................................................      6
         Section 2.8       Conflicting Interests.............................................................      6

ARTICLE III.          POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE...............................      6

         Section 3.1       Powers and Duties of the Preferred Guarantee Trustee..............................      6
         Section 3.2       Certain Rights of Preferred Guarantee Trustee.....................................      8
         Section 3.3       Not Responsible for Recitals or Issuance of Trust Preferred Securities Guarantee..      9

ARTICLE IV.           PREFERRED GUARANTEE TRUSTEE............................................................      9

         Section 4.1       Preferred Guarantee Trustee; Eligibility..........................................      9
         Section 4.2       Appointment, Removal and Resignation of Preferred Guarantee Trustee...............     10

ARTICLE V.            TRUST PREFERRED SECURITIES GUARANTEE...................................................     11

         Section 5.1       Trust Preferred Securities Guarantee..............................................     11
         Section 5.2       Subordination.....................................................................     11
         Section 5.3       Waiver Of Notice And Demand.......................................................     11
         Section 5.4       Obligations Not Affected..........................................................     11
         Section 5.5       Rights of Holders.................................................................     12
         Section 5.6       Guarantee of Payment..............................................................     12
         Section 5.7       Subrogation.......................................................................     12
         Section 5.8       Independent Obligations...........................................................     12

ARTICLE VI.           LIMITATION OF TRANSACTIONS; SUBORDINATION..............................................     13

         Section 6.1       Limitation of Transactions........................................................     13
         Section 6.2       Ranking...........................................................................     14

ARTICLE VII.          TERMINATION............................................................................     14

         Section 7.1       Termination.......................................................................     14

ARTICLE VIII.         INDEMNIFICATION........................................................................     14

         Section 8.1       Exculpation.......................................................................     14
         Section 8.2       Indemnification...................................................................     14

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                PAGE
ARTICLE IX.           MISCELLANEOUS..........................................................................     15

         Section 9.1       Successors and Assigns............................................................     15
         Section 9.2       Amendments........................................................................     15
         Section 9.3       Notices...........................................................................     15
         Section 9.4       Benefit...........................................................................     16
         Section 9.5       Governing Law.....................................................................     16

                 TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT

         This TRUST PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Trust Preferred Securities Guarantee"), dated as of December [-], 2003, is executed and delivered by WestCoast Hospitality Corporation, a Washington corporation (the "Guarantor"), and Wilmington Trust Company, a Delaware-chartered bank and trust company, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Trust Preferred Securities (as defined herein) of WestCoast Hospitality Capital Trust, a Delaware statutory trust (the "Trust").

         WHEREAS, pursuant to an Amended and Restated Declaration of Trust, dated as of December [-], 2003 (the "Declaration"), among the trustees of the Trust named therein, the Guarantor, as sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof [-] preferred securities having an aggregate liquidation amount of $[-] and designated the "[-]% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security)" (the "Trust Preferred Securities");

         WHEREAS, as incentive for the Holders to purchase the Trust Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Trust Preferred Securities Guarantee, to guarantee the obligations of the Trust to the Holders on the terms and conditions set forth herein; and

         WHEREAS, the Guarantor is also executing and delivering a guarantee agreement (the "Trust Common Securities Guarantee") on substantially identical terms to this Trust Preferred Securities Guarantee for the benefit of the holders of the Trust Common Securities (as defined herein), except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the rights of holders of the Trust Common Securities to receive Guarantee Payments (as defined in the Trust Common Securities Guarantee) under the Trust Common Securities Guarantee shall be subordinated to the rights of Holders to receive Guarantee Payments (as defined herein) under this Trust Preferred Securities Guarantee;

         NOW, THEREFORE, in consideration of the purchase by each Holder of Trust Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Trust Preferred Securities Guarantee for the benefit of the Holders.

                                   ARTICLE I.
                         DEFINITIONS AND INTERPRETATION

         Section 1.1 Definitions and Interpretation.

         In this Trust Preferred Securities Guarantee, unless the context otherwise requires:

                  (a) capitalized terms used in this Trust Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

                  (b) terms defined in the Declaration as at the date hereof have the same meaning when used in this Trust Preferred Securities Guarantee unless otherwise defined in this Trust Preferred Securities Guarantee;

                  (c) a term defined anywhere in this Trust Preferred Securities Guarantee has the same meaning throughout;

                  (d) all references to "this Trust Preferred Securities Guarantee" are to this Trust Preferred Securities Guarantee as modified, supplemented or amended from time to time pursuant to Section 9.2;

                  (e) all references in this Trust Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Trust Preferred Securities Guarantee, unless otherwise specified;

                  (f) a term defined in the Trust Indenture Act has the same meaning when used in this Trust Preferred Securities Guarantee, unless otherwise defined in this Trust Preferred Securities Guarantee or unless the context otherwise requires;

                  (g) a reference to the singular includes the plural and vice versa;

                  (h) a reference to any Person shall include its successors and assigns;

                  (i) a reference to any agreement or instrument shall mean such agreement or instrument, as supplemented, modified, amended, or amended and restated, and in effect from time to time; and

                  (j) a reference to any statute, law, rule or regulation, shall include any amendments thereto applicable to the relevant Person, and any successor statute, law, rule or regulation.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Authorized Officer" of a Person means any Person that is authorized to bind such Person.

         "Business Day" means any day other than a Saturday, Sunday or day on which banking institutions in Spokane, Washington or in Wilmington, Delaware are authorized or required by law to close.

         "Common Stock" means, in the case of a Person that is a corporation, any capital stock of any class of such Person, and, in the case of any Person that is not a corporation, any equity security of any class of such Person, in each case which capital stock or equity security has no preference with respect to dividends or to amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of such Person.

         "Corporate Trust Office" means the principal office of the Preferred Guarantee Trustee in Wilmington, Delaware, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

         "Covered Person" means any Holder or beneficial owner of Trust Preferred Securities.

         "Debentures" means the [-]% Junior Subordinated Debentures due December [-], 2043 of the Guarantor held by the Property Trustee (as defined in the Declaration).

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Trust Preferred Securities Guarantee.

         "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Trust Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions (as defined in the Declaration) that are required to be paid on such Trust Preferred Securities to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to any Trust Preferred Securities called for redemption by the Trust to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with a distribution of the Debentures to the Holders in exchange for Trust Preferred Securities or the redemption of all of the Trust Preferred Securities as provided in the Declaration), the lesser of (a) the aggregate of the total liquidation amount and all accrued and unpaid Distributions on the Trust Preferred Securities to the date of payment, to the extent the Trust shall have funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to Holders upon liquidation of the Trust (in either case, the "Liquidation Distribution"). If an Indenture Event of Default has occurred and is continuing, the rights of holders of the Trust Common Securities to receive Guarantee Payments (as defined in the Trust Common Securities Guarantee) under the Trust Common Securities Guarantee are subordinate to the rights of Holders to receive Guarantee Payments under this Trust Preferred Securities Guarantee.

         "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Trust Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Trust Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor or any Affiliate of the Guarantor.

         "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, and any officer, director, shareholder, member, partner, employee, representative, nominee, custodian or agent of the Preferred Guarantee Trustee.

         "Indenture" means the Indenture, dated as of December [-], 2003, between the Guarantor and Wilmington Trust Company, as trustee, pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

         "Indenture Event of Default" means an "Indenture Event of Default" as defined in the Indenture.

         "Indenture Trustee" means the Person acting as trustee under the Indenture, initially Wilmington Trust Company.

         "Majority in liquidation amount of the Trust Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by Holder(s) of Trust Preferred Securities, voting separately as a class, of more than 50% of the liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all Trust Preferred Securities.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Preferred Securities Guarantee shall include:

                  (i) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

                  (ii) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

                  (iii) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Preferred Guarantee Trustee" means Wilmington Trust Company, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Trust Preferred Securities Guarantee, and thereafter means each such Successor Preferred Guarantee Trustee.

         "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any vice-president, any assistant vice-president, the treasurer, any assistant treasurer, any trust officer or assistant trust officer, any financial services officer or any other officer in the Corporate Trust Department of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

         "Rights Plan" means a plan of the Guarantor providing for the issuance by the Guarantor to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares of Common Stock or any class or series of preferred stock of the Guarantor, which rights (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of the Guarantor's Common Stock, in each case until the occurrence of a specified event or events.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) with respect to which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof.

         "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

         "Trust Common Securities" means the securities representing common undivided beneficial interests in the assets of the Trust.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Voting Stock" of any Person means capital stock or other equity securities of such Person that ordinarily have voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                                   ARTICLE II.
                               TRUST INDENTURE ACT

         Section 2.1 Trust Indenture Act; Application.

                  (a) This Trust Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act, which provisions are incorporated by reference in and made part of this Trust Preferred Securities Guarantee and this Trust Preferred Securities Guarantee shall, to the extent applicable, be governed by such provisions; and

                  (b) if and to the extent that any provision of this Trust Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         Section 2.2 Lists of Holders of Securities.

                  (a) The Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Trust Preferred Securities ("List of Holders") as of such date, (i) within 14 days after each record date for payment of Distributions, and (ii) at any other time within 30 days of receipt by the Trust of a written request for a List of Holders as of a date no more than 14 days before such List of Holders is given to the Preferred Guarantee Trustee; provided that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                  (b) The Preferred Guarantee Trustee shall comply with its obligations under Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

         Section 2.3 Reports by the Preferred Guarantee Trustee. Within 60 days after December 31 of each year, the Preferred Guarantee Trustee shall provide to the Holders of the Trust Preferred Securities such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

         Section 2.4 Periodic Reports to Preferred Guarantee Trustee. The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act. Delivery of such reports, information and documents to the Preferred Guarantee Trustee is for informational purposes only and the Preferred Guarantee Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor's compliance with any of its covenants hereunder (as to which the Preferred Guarantee Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 2.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Preferred Securities Guarantee that relate to any of the matters set forth in

Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

         Section 2.6 Events of Default; Waiver. The Holders of a Majority in liquidation amount of Trust Preferred Securities may, by vote, on behalf of the Holders of all of the Trust Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         Section 2.7 Event of Default; Notice.

                  (a) The Preferred Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Trust Preferred Securities, notices of all Events of Default of which the Preferred Guarantee Trustee is deemed to have knowledge (as defined in Section 2.7(b)), unless such defaults have been cured before the giving of such notice; provided that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Trust Preferred Securities.

                  (b) The Preferred Guarantee Trustee shall be deemed to have knowledge of an Event of Default if (i) the Preferred Guarantee Trustee shall have received written notice of such Event of Default or (ii) a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Declaration shall have obtained actual knowledge of such Event of Default.

         Section 2.8 Conflicting Interests. The Declaration shall be deemed to be specifically described in this Trust Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III.
            POWERS, DUTIES AND RIGHTS OF PREFERRED GUARANTEE TRUSTEE

         Section 3.1 Powers and Duties of the Preferred Guarantee Trustee.

                  (a) This Trust Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Trust Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Trust Preferred Securities Guarantee to any Person except a Holder exercising his or her rights pursuant to Section 5.5(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

                  (b) If an Event of Default of which the Preferred Guarantee Trustee is deemed to have knowledge (as defined in Section 2.7(b)) has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Trust Preferred Securities Guarantee for the benefit of the Holders of the Trust Preferred Securities.

                  (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Preferred Securities Guarantee, and no implied covenants shall be read into this Trust Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and of which the Preferred Guarantee Trustee is deemed to have knowledge (as defined in Section 2.7(b)), the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Trust Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (d) No provision of this Trust Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (i)      prior to the occurrence of any Event of
Default and after the curing or waiving of all such Events of Default that may have occurred:

                                    (A)      the duties and obligations of the
         Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Trust Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                                    (B)      in the absence of bad faith on the
         part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Trust Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Preferred Securities Guarantee;

                           (ii)     the Preferred Guarantee Trustee shall not be
liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be proved that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                           (iii)    the Preferred Guarantee Trustee shall not be
liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Trust Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Trust Preferred Securities Guarantee; and

                           (iv)     no provision of this Trust Preferred
Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

         Section 3.2 Certain Rights of Preferred Guarantee Trustee.

         (a)      Subject to the provisions of Section 3.1

                           (i)      The Preferred Guarantee Trustee may
conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                           (ii)     Any direction or act of the Guarantor
contemplated by this Trust Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate.

                           (iii)    Whenever, in the administration of this
Trust Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor.

                           (iv)     The Preferred Guarantee Trustee shall have
no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof).

                           (v)      The Preferred Guarantee Trustee may consult
with counsel of its selection, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Preferred Securities Guarantee from any court of competent jurisdiction.

                           (vi)     The Preferred Guarantee Trustee shall be
under no obligation to exercise any of the rights or powers vested in it by this Trust Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the reasonable costs, expenses (including reasonable attorneys' fees and reasonable expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(vi) shall relieve the Preferred Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Preferred Securities Guarantee and to use the same degree of care and skill in its exercise thereof that a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                           (vii)    The Preferred Guarantee Trustee shall not be
bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                           (viii)   The Preferred Guarantee Trustee may execute
any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                           (ix)     Any action taken by the Preferred Guarantee
Trustee or its agents hereunder shall bind the Holders of the Trust Preferred Securities, and the signature of the Preferred Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Trust Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action.

                           (x)      Whenever in the administration of this Trust
Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Trust Preferred Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

                           (xi)     Except as otherwise expressly provided by
this Trust Preferred Securities Guarantee, the Preferred Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith (without willful misconduct) and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Preferred Securities Guarantee.

                  (b) No provision of this Trust Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

         Section 3.3 Not Responsible for Recitals or Issuance of Trust Preferred Securities Guarantee. The recitals contained in this Trust Preferred Securities Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Trust Preferred Securities Guarantee.

                                  ARTICLE IV.
                           PREFERRED GUARANTEE TRUSTEE

         Section 4.1 Preferred Guarantee Trustee; Eligibility.

                  (a) There shall at all times be a Preferred Guarantee Trustee which shall:

                           (i)      not be an Affiliate of the Guarantor; and

                           (ii)     be a corporation organized and doing
business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in
Section 4.2(c).

                  (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         Section 4.2 Appointment, Removal and Resignation of Preferred Guarantee Trustee.

                  (a) Subject to Section 4.2(c), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                  (b) Subject to Section 4.2(c), the Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor.

                  (c) The Preferred Guarantee Trustee shall hold office and shall not be removed in accordance with Section 4.2(a) or resign in accordance with Section 4.2(b) unless and until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and, in the case of a resignation in accordance with Section 4.2(b), the resigning Preferred Guarantee Trustee.

                  (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery by or to the Guarantor of an instrument of removal or resignation, the resigning or removed Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

                  (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

                  (f) Upon termination of this Trust Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.

                                   ARTICLE V.
                      TRUST PREFERRED SECURITIES GUARANTEE

         Section 5.1 Trust Preferred Securities Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

         Section 5.2 Subordination. If an Indenture Event of Default has occurred and is continuing, the rights of holders of Trust Common Securities to receive Guarantee Payments (as defined in the Trust Common Securities Guarantee) under the Trust Common Securities Guarantee are subordinate to the rights of Holders to receive Guarantee Payments under this Trust Preferred Securities Guarantee.

         Section 5.3 Waiver Of Notice And Demand. The Guarantor hereby waives notice of acceptance of this Trust Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

         Section 5.4 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Trust Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Trust Preferred Securities to be performed or observed by the Trust;

                  (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Trust Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Trust Preferred Securities (other than an extension of time for payment of Distributions payable that results from the deferral of interest payments on the Debentures permitted by the Indenture);

                  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Trust Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

                  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

                  (e) any invalidity of, or defect or deficiency in, the Trust Preferred Securities;

                  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

                  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.4 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.5 Rights of Holders.

                  (a) The Holders of a Majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of the conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Trust Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Trust Preferred Securities Guarantee.

                  (b) Any Holder may institute a legal proceeding directly against the Guarantor to enforce the Preferred Guarantee Trustee's rights and the obligations of the Guarantor under this Trust Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person, and the Guarantor hereby waives any right to require that any such legal proceeding be brought first against the Trust, the Preferred Guarantee Trustee or any other Person before proceeding directly against the Guarantor.

                  (c) If an Indenture Event of Default constituting the failure to pay interest, principal or premium, if any, on the Debentures on the date such interest, principal or premium, if any, is otherwise payable has occurred and is continuing, then a Holder may directly, at any time on or after the respective due date specified in the Debentures for such payment, institute a proceeding for enforcement of payment to such Holder of the interest, principal or premium, if any, on the Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such Holder. The Holders will not be able to exercise directly any other remedy available to the holders of the Debentures unless the Property Trustee (as defined in the Indenture) fails to do so.

         Section 5.6 Guarantee of Payment. This Trust Preferred Securities Guarantee creates a guarantee of payment and not of collection.

         Section 5.7 Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Trust Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Trust Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Trust Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.8 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Trust Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Trust Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.4 hereof.

                                  ARTICLE VI.
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.1 Limitation of Transactions. So long as any Trust Preferred Securities remain outstanding, if at any time (a) there shall have occurred and be continuing an Indenture Event of Default or any event of which the Guarantor has actual knowledge that (i) with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default and (ii) the Guarantor shall not have taken reasonable steps to cure, (b) the Guarantor shall be in default with respect to its payment or other obligations under this Trust Preferred Securities Guarantee, or (c) the Guarantor shall have exercised its option to defer interest payments on the Debentures and such deferral period shall be continuing, then the Guarantor shall not, and shall cause each of its Subsidiaries not to,

                           (i)      declare or pay dividends on, or make a
distribution with respect to, or redeem or purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or other equity securities other than (A) any purchase or acquisition of Common Stock (or Common Stock equivalents) in connection with the satisfaction by the Guarantor or the Subsidiary of its obligations under any employee benefit plan or the satisfaction by the Guarantor or the Subsidiary of its obligations pursuant to any contract or security requiring the Guarantor or the Subsidiary to purchase Common Stock (or Common Stock equivalents), (B) any purchase of Common Stock (or Common Stock equivalents) from an officer or employee (or a Person performing similar functions) of the Guarantor or any of its Subsidiaries upon termination of employment or retirement not pursuant to any obligation under any contract or security requiring the Guarantor or the Subsidiary to purchase such Common Stock (or Common Stock equivalents), (C) as a result of a reclassification of the capital stock or other equity securities of the Guarantor or any of its Subsidiaries or the exchange or conversion of one class or series of capital stock or other equity securities for another class or series of capital stock or other equity securities of the Guarantor or any of its Subsidiaries, (D) any dividend or distribution of Common Stock on Common Stock, (E) any purchase of fractional interests in capital stock or other equity securities of the Guarantor or any of its Subsidiaries pursuant to the conversion or exchange provisions of such capital stock or other equity security being converted or exchanged, (F) any declaration or payment of a dividend in connection with the implementation of a Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (G) any dividend or distribution by a Subsidiary of the Guarantor to the Guarantor or another Subsidiary of the Guarantor, (H) any distribution by WestCoast Hospitality Limited Partnership ("WHLP") to any Person that is a partner in WHLP for federal income tax purposes so long as (x) at the time of the distribution, the Guarantor has at least an 80% interest in the income, gain, loss and deductions of WHLP, and (y) such distribution is required by the Amended and Restated Agreement of Limited Partnership of WHLP, as in effect on the date of original issuance of the Debentures, and (I) any distribution by any other Subsidiary of the Guarantor that is not wholly owned by the Guarantor, so long as none of the holders of equity interests in such Subsidiary have any right to convert such equity securities into, or exchange such equity securities for, Common Stock of the Guarantor;

                           (ii)     make any payment of principal of, or
premium, if any, or interest on, or repay, repurchase or redeem, any debt securities issued by the Guarantor that rank pari passu with or junior to the Debentures; or

                           (iii)    make any guarantee payments with respect to
any guarantee (other than this Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee) by the Guarantor of any debt securities of any of its Subsidiaries, if such guarantee ranks pari passu with or junior to the Debentures.

         Section 6.2 Ranking.

                  (a) This Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) senior to the Guarantor's Common Stock, and (ii) junior and subordinate in right of payment to all other liabilities of the Guarantor except any liabilities that may be pari passu expressly by their terms.

                  (b) The holders of any obligations of the Guarantor that are senior in priority to the obligations under this Trust Preferred Securities Guarantee will be entitled to all of the rights inuring to the holders of "Senior Debt" under Article XII of the Indenture, and the Holders of the Trust Preferred Securities will be subject to all of the terms and conditions of such
Article XII with respect to any claims or rights hereunder with the same effect as though fully set forth herein.

                                  ARTICLE VII.
                                  TERMINATION

         Section 7.1 Termination. This Trust Preferred Securities Guarantee shall terminate as to each Holder upon (i) full payment of the applicable Redemption Price (as defined in the Declaration) with respect to all Trust Preferred Securities, (ii) the distribution of the Debentures held by the Trust to the Holders of all of the Trust Preferred Securities of the Trust or (iii) liquidation of the Trust, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. Notwithstanding the foregoing, this Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid under the Trust Preferred Securities or under this Trust Preferred Securities Guarantee.

                                 ARTICLE VIII.
                                INDEMNIFICATION

         Section 8.1 Exculpation.

                  (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Trust Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Trust Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                  (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         Section 8.2 Indemnification. The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability, claim, action, suit or expense of any kind or nature whatsoever incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Trust Preferred Securities Guarantee.

                                  ARTICLE IX.
                                 MISCELLANEOUS

         Section 9.1 Successors and Assigns. All guarantees and agreements contained in this Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Trust Preferred Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity or any sale, transfer or lease of the Guarantor's assets to another entity, each as permitted by the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Trust Preferred Securities Guarantee without the prior approval of the Holders of at least a Majority in liquidation amount of the Trust Preferred Securities.

         Section 9.2 Amendments. This Trust Preferred Securities Guarantee may only be amended by a written instrument approved and executed by the Guarantor and the Preferred Guarantee Trustee; provided, that, if any amendment adversely affects the rights of Holders in any material respect, the amendment may be made only with the prior approval of Holders of at least a Majority in liquidation amount of the Trust Preferred Securities (the provisions of Section 12.2 of the Declaration with respect to meetings of Holders of the Trust Preferred Securities shall apply to the giving of such approval). No amendment shall be made, and any such purported amendment shall be void and ineffective, unless the Preferred Guarantee Trustee shall have first received (a) an Officers' Certificate from the Guarantor that such amendment is permitted by, and conforms to, the terms of this Trust Preferred Securities Guarantee, and (b) if the proposed amendment affects the rights, powers, duties, obligations or immunities of the Preferred Guarantee Trustee, an opinion of counsel (who may be counsel to the Guarantor) that such amendment is permitted by, and conforms to, the terms of this Trust Preferred Securities Guarantee Declaration.

         Section 9.3 Notices. All notices provided for in this Trust Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, sent by facsimile or mailed by registered or certified mail, as follows:

                  (a) if given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Trust Preferred Securities):

                           Wilmington Trust Company
                           Rodney Square North
                           1100 North Market Street
                           Wilmington, Delaware 19890
                           Attention:  Corporate Trust Administration
                           Fax:  302-636-4140

                  (b) if given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Trust Preferred Securities):

                           WestCoast Hospitality Corporation
                           201 W. North River Drive
                           Spokane, Washington 99201
                           Attention:  Chief Financial Officer
                           Fax:  509-325-7324

                  (c) If given to any Holder, at the address set forth on the books and records of the Trust. All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.4 Benefit. This Trust Preferred Securities Guarantee is solely for the benefit of the Holders of the Trust Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Trust Preferred Securities.

         Section 9.5 Governing Law. THIS TRUST PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

                            [SIGNATURE PAGE FOLLOWS]

         This Trust Common Securities Guarantee is executed as of the day and year first above written.

                                      WESTCOAST HOSPITALITY CORPORATION
                                      as Guarantor

                                      By: /s/ Arthur M. Coffey
                                         ---------------------------------------
                                         Arthur M. Coffey, President and CEO

                                      WILMINGTON TRUST COMPANY,
                                      as Preferred Guarantee Trustee

                                      By:
                                         ---------------------------------------
                                         Authorized Signatory